                                                                   EXHIBIT 10.20

                            STOCKHOLDERS' AGREEMENT



                              CUTANIX CORPORATION



                            DATED:  JANUARY 15, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Overview of Agreement................................................    2

2.   Certain Definitions..................................................    3

     (a)  Affiliate.......................................................    3
     (b)  Bona Fide Offer.................................................    3
     (c)  Consulting Agreement............................................    4
     (d)  Control.........................................................    4
     (e)  Corporation's Notice............................................    4
     (f)  Determination Date..............................................    4
     (g)  Employee Stockholder............................................    4
     (h)  Employment Agreement............................................    4
     (i)  Immediate Family Member.........................................    4
     (j)  Involuntary Transfer............................................    4
     (k)  I/T Stockholder.................................................    5
     (l)  I/T Shares......................................................    5
     (m)  Remaining Stockholders..........................................    5
     (n)  Selling Stockholder.............................................    5
     (o)  Stock Purchase Agreements.......................................    5

3.   Restrictions on Transfer.............................................    6

     (a)  Restrictions on Transfer of Securities..........................    6
     (b)  Exceptions......................................................    6
     (c)  Transferee Bound by the Terms of this Agreement.................    6
     (d)  Consent Granted In Connection With Indebtedness.................    7

4.   When the Corporation May Purchase Shares.............................    7

     (a)  In General......................................................    7
     (b)  Bona Fide Offer.................................................    8
     (c)  Termination for Cause...........................................    9
     (d)  Involuntary Transfer............................................    9
     (e)  Voting Rights...................................................   10

5.   Procedures Applicable to All Transfers of Shares.....................   12

     (a)  Who May Buy: Corporation, then the Remaining
            Stockholders..................................................   12
     (b)  If the Remaining Stockholders Buy,
            How Many Shares Can they Purchase?............................   12
     (c)  What is the Purchase Price for the Shares?......................   13

6.   Closing and Payment of Purchase Price................................   16

     (a)  Closing; Purchase Price.........................................   16
     (b)  Closing Procedures..............................................   17

7.   Transfer of Shares After Expiration of the Corporation's
     and the Remaining Stockholders' Rights...............................   17

8.   Come Along Rights....................................................   18

9.   Governance of Corporation............................................   20
     (a)  Directors.......................................................   20
     (b)  Required Vote...................................................   20
     (c)  Duration of Voting Agreement....................................   22

10.  Legend...............................................................   22

11.  Investment Only......................................................   22

12.  Others Securities Covered............................................   23

13.  Equitable Relief.....................................................   23

14.  Notices..............................................................   24

15.  Entire Understanding.................................................   24

16.  Non-Transferable and Non-Assignable..................................   25

17.  Severability.........................................................   25

18.  Captions.............................................................   25

19.  Dispute Resolution...................................................   26

     (a)  Good Faith Negotiations.........................................   26
     (b)  Arbitration.....................................................   26


     (c)  Rules of the Arbitration........................................   26
     (d)  Arbitrators.....................................................   27
     (e)  Finality of Arbitration.........................................   27

20.  Termination..........................................................   28

21.  New Stockholders.....................................................   28

22.  Governing Law........................................................   28

EXHIBIT A - Stockholders..................................................   32

EXHIBIT B - Form of Irrevocable Proxies...................................   33

EXHIBIT C - Form of Promissory Note.......................................   35

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

          This AGREEMENT is dated as of the 15th day of January, 1998 and is by and among Cutanix Corporation, a Delaware corporation (the "Corporation"), Charles R. Engles ("Engles"), Dennis S. Bookshester ("Bookshester") and Centaur Pharmaceuticals, Inc. ("Centaur") (Engles, Bookshester and Centaur are referred to herein individually as a "Stockholder" and collectively as the "Stockholders").

          WHEREAS, the Corporation presently has authorized 3,000,000 shares of common stock, par value $.10 per share ("Common Stock"), of which 900,000 are issued and outstanding and owned by the Stockholders (such outstanding shares of common stock being referred to herein as the "Shares"), and 2,000,000 shares preferred stock, none of which is outstanding; and

          WHEREAS, the parties desire to make provisions for the transfer and restrictions on transfer of the capital stock of the Corporation so as to insure the proper growth, control and prosperity of the Corporation;

          NOW, THEREFORE, in consideration of the mutual representations and covenants herein contained, the parties hereto represent and agree as follows:

     1.   Overview of Agreement.
          ---------------------

          The objective of this Agreement is to limit and govern the transfer of Shares and provide the opportunity for the orderly repurchase by the Corporation and/or the Stockholders of the Shares held by Stockholders under various circumstances, and to provide for the orderly governance of the Corporation.

          Generally, a Stockholder may not sell his Shares for one year from the date of this Agreement at all without the prior written permission of the other Stockholders, and thereafter (i) any Stockholder (A) who desires to sell some or all of his Shares to a third party, or (B) whose shares are subject to an Involuntary Transfer, (ii) Engles (and all other Cutanix employees who become Stockholders, if any) if terminated as an employee of the Corporation for cause, and (iii) Bookshester, if he is terminated as a consultant to the Corporation for cause, shall be deemed to be a selling Stockholder who has made an offer to the Corporation to sell all of his/its Shares. If the Corporation does not purchase any or only purchases part of those Shares, the other Stockholders shall be entitled to purchase all or any part of the Shares not purchased by the Corporation as described in this Agreement. Under certain circumstances certain Stockholders may also have a "come along" right, which would allow them to include their Shares as part of a sale of Shares being made by a Selling
Stockholder.   The purchase price for a Selling Stockholder's Shares generally shall be based upon their fair market value, which will be determined by the procedures set forth in Section 5, below. The purchase price payable to a Selling Stockholder is to be paid in three annual installments of thirty four percent (34%), thirty three percent (33%) and thirty three percent (33%), with the first installment to be made at closing, and with interest on the outstanding balance to accrue at the prime rate as of the day of sale, as evidenced by an interest bearing note, as described below, unless the Selling Stockholder sells a small number of Shares, in which cases, payment in full will be made at Closing. In addition, if Engles ceases to be an employee of the Corporation or Bookshester ceases to provide consulting services to the Corporation prior to the completion of four full-years of service, they are required to grant an irrevocable proxy to a designee of the Board of Directors to vote their Shares. This Agreement (and the proxies, if any) shall terminate upon the completion of an initial public offering of the Corporation's securities.

          Should any of the descriptions in this Overview be inconsistent with the remainder of this Agreement, the latter shall govern.

     2.   Certain Definitions.
          -------------------

          (a) "Affiliate" shall mean (i) any person or entity which Controls, is Controlled by, or is under common Control with, another person or entity,
(ii) any entity which is Controlled by an Immediate Family Member of an officer, director or Stockholder of the Corporation, or (iii) any person or entity which Controls, is Controlled by or is under Common Control with an entity described in clause (ii) of this Section 2(a).

          (b) "Bona Fide Offer" shall mean an offer in writing, signed by a person or entity other than the Corporation, an Affiliate of the Corporation or an Affiliate of the Selling Stockholder offering to purchase all or any part of a Stockholder's Shares.

          (c) "Consulting Agreement" shall mean the Consulting Agreement between the Corporation and Bookshester of even date herewith.

          (d) "Control" shall mean the ownership of or ability to control fifty percent (50%) or more of the outstanding voting securities or other indicia of ownership of an entity.

          (e) "Corporation's Notice" shall mean a written notice, to be delivered by the Corporation to the persons identified in Sections 4(b) through and including 4(d), below, setting forth the number of Shares, if any, which the Corporation desires to purchase from a Selling Stockholder.

          (f) "Determination Date" shall mean (i) in the case of the termination of Engles' (or other employees') employment or Bookshester's engagement as a consultant by the Corporation, the Last Day and (ii) in the case of an Involuntary Transfer, the date of the occurrence of the Involuntary Transfer (The term "Last Day" is defined in Section 4(c), below).

          (g) "Employee Stockholder" shall mean an employee of the Corporation, other than Engles, who becomes a stockholder after the execution of this Agreement.

          (h) "Employment Agreement" shall mean the Employment Agreement between the Corporation and Engles dated as of November 1, 1997.

          (i) "Immediate Family Member" shall mean a spouse, parent, grandparent, sibling, lineal descendent, aunt, uncle or first cousin of a person.

          (j) "Involuntary Transfer" shall mean any transfer, proceeding or action by which a Stockholder shall be involuntarily deprived or divested by operation of law or otherwise of any right, title or interest in or to any of his Shares, including, but not limited to, (i) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, (ii) any seizure under levy of attachment or execution, including any transfer of such Shares related to the satisfaction of an obligation, (iii) any transfer in connection with bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or other officer or agency, (iv) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, or (v) any transfer similar to those set forth in Subsections 2(j)(i) through (iv) above. For the purpose of clarification, death or incompetency shall not constitute an Involuntary Transfer.

          (k) "I/T Stockholder" shall mean a Stockholder whose Shares, in whole or in part, have been or are subject to an Involuntary Transfer.

          (l) "I/T Shares" shall mean those Shares that have been or are subject to an Involuntary Transfer.

          (m) "Remaining Stockholders" shall mean all of the Stockholders of the Corporation other than a Selling Stockholder.

          (n) "Selling Stockholder" shall mean a Stockholder who either elects, or is required, to offer to sell his Shares to the Corporation and/or, if the Corporation elects not to purchase all of such Shares, to the other Stockholders.

          (o) "Stock Purchase Agreements" shall mean, in the case of Engles, the Stock Purchase Agreement between Engles and the Corporation dated as of November 1, 1997, and in the case of Bookshester, the Stock Purchase Agreement between Bookshester and the Corporation dated as of January 15, 1998.

     3.   Restrictions on Transfer.
          ------------------------

          (a) Restrictions on Transfer of Securities.  For a period of one year
              --------------------------------------
from the date of this Agreement, no Stockholder may transfer his Shares under any circumstances without the prior written consent of the other Stockholders, which consent may be withheld for any reason whatsoever. Thereafter, except as otherwise set forth herein, no Stockholder may sell, assign, transfer, pledge, encumber or otherwise dispose of any of his/its Shares without the prior written consent of the other Stockholders, which consent may be withheld for any reason whatsoever. Otherwise, any attempted sale, assignment, transfer, pledge, encumbrance or other disposition shall be void and of no effect. Any attempted Transfer in violation of this provision shall be void.

          (b)  Exceptions.  Notwithstanding anything in this Agreement to the
               ----------
contrary (i) the provisions of this Agreement shall not apply to the Transfer of Shares by Centaur to any of its Affiliates, or by Engles and Bookshester to trusts or similar entities created and/or controlled by them for the benefit of themselves and/or their respective spouses and lineal descendants, so long as the transferee in any such case agrees in writing to be bound by the terms and conditions of this Agreement and (ii) the Corporation's right to purchase Engles' Shares and Bookshester's Shares pursuant to Section 7 of the Stock Purchase Agreements shall take priority over any of the provisions of this Agreement.

          (c)  Transferee Bound by the Terms of this Agreement.  Notwithstanding
               -----------------------------------------------
anything contained in this Agreement to the contrary, if any Stockholder transfers any of his/its Shares, the transferee(s) shall be bound by the terms of this Agreement as if such transferee(s) were a party hereto. All such transferee(s) shall execute and deliver to the Corporation and the other Stockholders an agreement to be bound by all of the terms and conditions of this Agreement. If a transferee does not execute and deliver such agreement within thirty (30) days of the transfer, or refuses to execute such agreement, then the Shares which were the subject of the transfer shall be canceled.

          (d)  Consent Granted In Connection With Indebtedness.  If  consent is
               -----------------------------------------------
granted to a Stockholder to assign, pledge, mortgage, hypothecate or otherwise encumber all or any of the Stockholder's Shares in connection with any indebtedness owed by the Stockholder and either (i) the Stockholder defaults in the payment or in any other manner on the note or other obligation secured by the aforesaid assignment, pledge, mortgage, hypothecation or other encumbrance, or (ii) the Stockholder's Shares are attached, seized or otherwise possessed, then the Corporation and, to the extent the Corporation does not act, the other Stockholders, shall have the right and power (but not the obligation) to cure such default and/or take such other actions (and to receive such assigned, pledged, mortgaged, hypothecated or otherwise encumbered Shares as consideration therefor) in order to acquire title to such Shares and to prevent the secured creditor or creditors from taking title (either legal or equitable) to such Shares.

     4.   When the Corporation May Purchase Shares.
          ----------------------------------------

          (a)  In General.  Any Stockholder who (i) wishes to sell his/its
               ----------
Shares to an outside purchaser pursuant to a Bona Fide Offer or (ii) is subject to an Involuntary Transfer shall be deemed a Selling Stockholder who has made an offer first to the Corporation and then to the

Remaining Stockholders to sell his/its Shares as set forth below. In addition, Engles shall be deemed to be a Selling Stockholder if he is terminated from employment with the Corporation for "Cause" (as defined in the Employment Agreement), Bookshester shall be deemed to be a Selling Stockholder if he is terminated as a consultant to the Corporation for "Cause" (as defined in the Consulting Agreement), and an Employee Stockholder shall be deemed to be a Selling Stockholder if he is terminated for "Cause" (as defined in his employment agreement with the Corporation, or if none, as such term is defined in the Employment Agreement).

          (b)  Bona Fide Offer.  A Stockholder may only sell Shares to a third
               ---------------
party pursuant to a Bona Fide Offer. If a Selling Stockholder receives a Bona Fide Offer from a third party to purchase all or part of his/her/its Shares which the Selling Stockholder wishes to accept, the Selling Stockholder shall promptly send a certified copy of the Bona Fide Offer to the Corporation and the Remaining Stockholders, which copy will include, among other things, the terms of the Bona Fide Offer and the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offerer(s) (the "Notice of Bona Fide Offer"). The Corporation shall have the first right to purchase any or all of the Shares subject to the Bona Fide Offer on the terms set forth in the Notice of Bona Fide Offer by delivering the Corporation's Notice to the Selling Stockholder and the Remaining Stockholders within forty five (45) days from its receipt thereof. If the Corporation purchases none, or less than all, of the Shares offered by the Selling Stockholder, the Remaining Stockholders will have the right to purchase any and all of the remaining Shares offered by the Selling Stockholder, all in accordance with the procedures set forth in Section 5, below.

          (c)  Termination for Cause.  If Engles' employment with the
               ---------------------
Corporation is terminated for Cause pursuant to the Employment Agreement, or if any Employee Stockholder is terminated for Cause as determined under Section 4(a) hereof, or if Bookshester's engagement as a consultant to the Corporation is terminated for Cause pursuant to the Consulting Agreement, he will be deemed to be a Selling Stockholder who on the Last Day has offered to sell all of his Shares first to the Corporation and then to the Remaining Stockholders. The Corporation shall have the first right to purchase any or all of the Selling Stockholder's Shares by delivering the Corporation's Notice to the Selling Stockholder and the Remaining Stockholders within forty five (45) days from the Last Day. If the Corporation purchases none, or less than all, of the Shares offered by the Selling Stockholder, the Remaining Stockholders will have the right to purchase any and all of the remaining Shares offered by the Selling Stockholder, all in accordance with the procedures set forth in Section 5, below. For the purpose of this Agreement, the term "Last Day" shall mean, in the case of Engles or an Employee Stockholder, the date Engles or an Employee Stockholder, as the case may be, is terminated as an employee for Cause and, in the case of Bookshester, shall mean the date Bookshester is terminated as a consultant for Cause.

          (d) Involuntary Transfer.  An I/T Stockholder, if feasible, or his
              --------------------
personal representative (including, for example, a guardian), as the case may be, must send written notice of an Involuntary Transfer to the Corporation and the Remaining Stockholders, with a copy to the intended transferee of the Shares (the "I/T Transferee"), within thirty (30) days after the occurrence thereof (the "Notice of Involuntary Transfer"). The Corporation shall have the first right to purchase any or all of the I/T Shares by giving written notice to the I/T Stockholder, or his personal representative (including, for example, a guardian), as the case may be, the I/T Transferee and the Remaining Stockholders within forty five (45) days from either the date of the Involuntary Transfer or the date of the Notice of Involuntary Transfer, at the Corporation's option. If the Corporation purchases none, or less than all, of the I/T Shares, the Remaining Stockholders will have the right to purchase any and all of the remaining I/T Shares, all in accordance with the procedures set forth in Section 5, below.

          (e)  Voting Rights.  Upon the execution of this Agreement, Engles and
               -------------
Bookshester shall each execute and deliver to the Corporation an irrevocable proxy in the form annexed hereto as Exhibit B which will provide that if either
(i) Engles fails to complete four full years of service under the Employment Agreement or (ii) Bookshester fails to complete four full years of service under the Consulting Agreement, such party will grant to a designee selected by the Corporation's Board of Directors from time to time the irrevocable right and power to vote all of his Shares which, pursuant to the Stock Purchase Agreements, vested prior to his departure from the Company, on all matters to come before the stockholders of the Corporation. For the purpose of this Agreement, the issue of whether Engles or Bookshester has completed four years of service to the Corporation will, in the case of Engles, be based upon whether the Employment Agreement was continuously in force for four years, and in the case of Bookshester, will be based upon whether the Consulting Agreement was continuously in force for four years. Any proxy granted under this Section will terminate upon the termination of this Agreement or upon a Change in Control/1/.

---------------------

/1/ For the purposes of this Agreement, "Change in Control" shall mean (a) prior to an initial public offering by the Corporation, the date that a person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time or any successor thereto (the "Exchange Act")) has become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the voting power of all securities of the Corporation then outstanding (not including any person or entity which becomes a stockholder of the Corporation prior to January 31, 1998 or any Affiliate of such persons or entities); (b) after the initial public offering by the Corporation, (i) the date of public announcement that a person has become the beneficial owner of thirty percent (30%) or more of the voting power of all securities of the Corporation then outstanding (not including any person or entity which becomes a stockholder of the Corporation prior to January 31, 1998 of such or any Affiliates of such persons or entities or (ii) the date of the commencement of a tender offer or tender exchange by any person, if upon the consummation thereof such person would be the beneficial owner of thirty percent (30%) or more of the voting power of all securities of the Corporation then outstanding; or (c) either before or after an initial public offering by the Corporation, (i) the date on which individuals who constituted the Board of Directors of the Corporation on the date this Agreement was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least a majority of such incumbent Board of Directors shall be considered as though such person were an incumbent director, (ii) the dissolution of the Corporation; (iii) a sale or other disposition or the last sale or other disposition to occur in a series of sales and/or other dispositions within any twelve (12) month period ("Serial Sales") by the Corporation of assets which, in the case of Serial Sales, as of the beginning of such twelve (12) month period, account for more than seventy five percent (75%) of the total assets or seventy-five percent (75%) of the revenue of the Corporation, as determined in accordance with generally accepted accounting principles; provided, however, that no sale or disposition of assets or stock shall be taken into account to the extent that proceeds of such sale or disposition (whether in cash or in-kind) are reinvested or are, in the case of proceeds received in-kind, used in the ongoing conduct of the Corporation, provided further that such a reinvestment shall not be deemed to have occurred unless made within twelve (12) months of such sale or disposition and provided further that, the term reinvestment shall include, inter alia, the use of proceeds to repay debt
                            ----- ----
incurred in connection with the operation of the business in which the assets sold or disposed of were used; or (iv) any other event which the Board determines, in its discretion, would materially alter the structure of the Corporation or its ownership.

     5. Procedures Applicable to All Transfers of Shares.
        ------------------------------------------------

          (a) Who May Buy: Corporation, then the Remaining Stockholders.  The
              ---------------------------------------------------------
Corporation has the first right to buy any or all of the Shares being offered for sale by a Selling Stockholder. If the Corporation either does not deliver the Corporation's Notice within the time periods set forth in Sections 4(b) through and including (d), above, or elects to purchase less than all of the Shares offered by a Selling Stockholder, then the Remaining Stockholders shall have the right to purchase any or all of the Shares not being purchased by the Corporation at the same price and terms which are available to the Corporation. The Remaining Stockholders may exercise this right by delivering a written notice of their intention to do so to the Corporation, the other Remaining Stockholders, the Selling Stockholder (or his/her/its representative, if applicable) and, if applicable, the I/T Transferee, within forty five (45) days after the expiration of the forty five (45) day period for the Corporation to deliver the Corporation's Notice. Any Remaining Stockholder that does not deliver such notice within such second forty five (45) day period shall be deemed to have waived its or his rights hereunder to purchase the Shares of the Selling Stockholder.

          (b)  If the Remaining Stockholders Buy, How Many Shares Can they
               -----------------------------------------------------------
Purchase?   If the Corporation does not purchase all of the Shares of a Selling
--------
Stockholder offered pursuant to Sections 4(b) through and including (d), above, then the Remaining Stockholders may buy as many or as few of the Shares as they wish; provided, however, that if more than one Remaining Stockholder desires to purchase the Shares, the Shares shall be apportioned among them on a pro-rata basis based upon their respective percentage ownership of the Corporation, as follows. The number of Shares which each individual Remaining Stockholder may purchase shall be determined by multiplying (A) the number of Shares of a Selling Stockholder available to the Remaining Stockholders for purchase by (B) a fraction, the numerator of which is the number of Shares owned by an individual Remaining Stockholder and the denominator of which is the total number of Shares owned by all of the Remaining Stockholders who desire to participate in the purchase of the Selling Stockholder's Shares. By way of illustration, only, assume for the purposes of this example, that there are 1,000,000 shares of common stock outstanding, with Stockholders A, B, and C owning 100,000, 200,000 and 600,000, respectively, and 100,000 owned by other Stockholders. Assume further that Stockholder A desires to sell 100,000 Shares pursuant to a Bona Fide Offer, that the Corporation elects not to exercise its option to buy Stockholder A's Shares, and that both Stockholder B and Stockholder C desire to purchase Stockholder A's Shares. Stockholder B will be entitled to purchase 25,000 of the Shares (determined by multiplying (i) 100,000 by (ii) 200,000/800,000) and Stockholder C will be entitled to purchase 75,000 of the Shares (determined by multiplying
(i) 100,000 by (ii) 600,000/800,000).

          (c)  What is the Purchase Price for the Shares?  The purchase price to
               -----------------------------------------
be paid for the Shares of a Selling Stockholder shall equal their Fair Market Value, except (i) in the case of a Bona Fide Offer, in which case the purchase price shall be as set forth in the Notice of Bona Fide Offer and (ii) in the case of a Stockholder who is required to sell his Shares because he has either
(A) been terminated as an employee of or consultant to the Corporation for Cause or (B) been subject to an Involuntary Transfer, in which case the purchase price for such Stockholder's

Shares shall be 75% of their Fair Market Value. Fair Market Value will be determined as follows:

          (i)  In General.  The Fair Market Value of a Selling Stockholder's
               ----------
Shares is to be determined as of the Determination Date and shall equal the Fair Market Value of all of the Shares then issued and outstanding, multiplied by a fraction, the numerator of which shall be the number of Shares being sold by the Selling Stockholder and the denominator of which shall be the total number of Shares then issued and outstanding.

          (ii)  Procedures for Determining Fair Market Value.  The Fair Market
                --------------------------------------------
Value of the Shares of a Selling Stockholder will be determined as follows:

                (A)  By Agreement.  The Selling Stockholder (or his
                     ------------
representative, if applicable, or, in the case of an Involuntary Transfer, the I/T Transferee) (the "Transferor") and the purchaser(s) of the Selling Stockholder's Shares will attempt to agree on the Fair Market Value of the Shares during a period of thirty (30) days commencing on either (i) the date of the Corporation's Notice, if the Corporation elects to purchase all of the Selling Stockholder's Shares or (ii) if the Corporation does not give the Corporation's Notice or elects to purchase none or less than all of the Selling Stockholder's Shares, the expiration of the period for The Remaining Stockholders to deliver notice pursuant to Section 5(a) hereof, which thirty
(30) day period may be extended by the written agreement of the Transferor and The Remaining Stockholders (the "Valuation Discussion Period").

                (B)  Use of Independent Appraiser(s).  If the Transferor and the
                     -------------------------------
purchaser(s) of the Selling Stockholder's Shares cannot agree on the Fair Market Value of the

Selling Stockholder's Shares, then all of the Shares issued and outstanding shall be appraised by an independent appraiser experienced in valuing similarly situated companies and generally familiar with the skin care and treatment industry. The Transferor and the purchaser(s) of the Selling Stockholder's Shares will attempt to agree upon an independent appraiser during a period of thirty (30) days commencing upon the expiration of the Valuation Discussion Period, which thirty (30) day time limit may be extended by mutual written agreement of the Transferor and the purchaser(s). If an independent appraiser is agreed upon, then such independent appraiser shall appraise all of the then issued and outstanding Shares and such appraised value shall be deemed to be the Fair Market Value of the Shares. If the Transferor and the purchaser(s) of the Selling Stockholder's Shares cannot agree on an independent appraiser, then each of (a) the Transferor and (b) the purchaser(s), as a group, shall have the right to select an independent appraiser who shall be experienced in valuing similarly situated Companies and generally familiar with the skin care and treatment industry, and the mean of the appraisals of the two (2) independent appraisers shall be the Fair Market Value, of all of the then issued and outstanding Shares. Thereafter, the Fair Market Value of the Selling Stockholder's Shares shall be determined in accordance with the procedures set forth in Section 5(c)(i), above. The methods to be used by such appraiser(s) shall be similar to those involved in giving a fairness opinion.

          (C)  Costs.  If the parties agree on an independent appraiser, the
               -----
costs of independent appraisal shall be borne fifty percent (50%) by the Transferor and fifty percent (50%) by the purchaser(s) of the Selling Stockholder's Shares, as a group. If the parties cannot agree on an independent appraiser, each party shall be responsible only for the costs of the independent appraiser selected by him/her/it. In either case, if there is more than one purchaser, each purchaser will be responsible for paying a percentage of the costs attributed to the purchasers as a group which is equal to the percentage of the Selling Stockholder's Shares which he/she/it is purchasing.

     6.  Closing and Payment of Purchase Price.
         -------------------------------------

          (a)  Closing; Purchase Price.  The closing of the purchase of a
               -----------------------
Selling Stockholder's Shares by the Corporation or the Remaining Stockholders shall be held within either (i) thirty (30) days of delivery of the Corporation's Notice, if it intends to purchase all of the Selling Stockholder's Shares under Section 4(b) through and including (d), above, or (ii) if the Corporation does not purchase all of the Selling Stockholder's Shares, thirty
(30) days after the expiration of the forty five (45) day period for the Remaining Stockholders to exercise their right to buy the remaining Shares provided for in Section 5, above, or such other time as the parties shall agree; provided, however, that if an appraisal is required to determine the purchase price pursuant to Section 5(c) hereof, the closing will take place as soon as possible after the conclusion of the appraisal, but in no event more than ten
(10) business days thereafter. Except as set forth in Section 6(b), below or as accelerated in the sole discretion of the Board of Directors of the Corporation, the purchase price for the Shares shall be payable in three equal annual installments, with the first installment of thirty-four percent (34%) of the purchase price to be made at the closing and the balance payable in thirty-three percent (33%) installments on the first two (2) annual anniversary dates of the closing, together with interest thereon at the prime rate published by Citibank, N.A. (or a comparable institution selected by the Board of Directors of the Corporation if Citibank N.A. ceases to be a premier bank or to publish a prime rate) in effect on the date of the closing. The purchase price may be prepaid in whole or in part without penalty at any time.

          (b)  Closing Procedures.  At the closing the Transferor shall
               ------------------
surrender the stock certificate(s) evidencing his Shares, duly endorsed, and shall receive a check for thirty-four percent (34%) of the purchase price and a promissory note (a form of which is attached to this Agreement as Exhibit C) evidencing the purchaser(s)' obligation to pay the balance of the purchase price. Notwithstanding the foregoing, in the event a Selling Stockholder sells Shares valued at less then fifty thousand ($50,000), payment in full will be made at closing.

     7.  Transfer of Shares After Expiration of the Corporation's and the
         ----------------------------------------------------------------
Remaining Stockholder's Rights.  If the Corporation and/or the Remaining
------------------------------
Stockholders do not purchase all of the available Shares of a Selling Stockholder within the time periods specified in this Agreement, then the following applies:

          (a) In the case of a Bona Fide Offer, the Selling Stockholder, or his representative, as the case may be, may then sell or otherwise transfer the unpurchased Shares to a third party on the terms set forth in the Notice of Bona Fide Offer at any time during a three (3) month period beginning the day after the Remaining Stockholder's forty-five (45) day purchase period under Section 5(a), above, expires, subject to (i) the purchaser or transferee agreeing to be bound by the terms of this Agreement and (ii) the rights to the Remaining Stockholders pursuant to Section 8 hereof. If the Selling Stockholder, or his representative, fails to sell or complete the transfer of his or her Shares during such three (3) month period, he or she may not sell or transfer any of his or her Shares unless he or she has again complied with the provisions of this Agreement.

          (b) In the case of an Involuntary Transfer, the transfer will be considered completed, subject to the I/T Transferee agreeing to be bound by the terms of this Agreement.

          (c) In the case of Engles and Bookshester, if they become subject to a termination for Cause as set forth in Section 4(c) hereof, the Stockholder may retain his Shares, but will continue to be subject to the terms of this Agreement.

          (d) In each of the cases described in Sections 7 (a) - (c), above, all subsequent transfers of the Shares are subject to the provisions of this Agreement.

     8.   Come Along Rights.   Centaur, Engles and Bookshester each are free to
          -----------------
sell, either in a lump sum or cumulatively, up to fifty percent (50%) of each of their respective original holdings/2/ without triggering the provisions of this
Section 8, subject to all of the other provisions of this Agreement. In the event that (i) any of Centaur, Engles or Bookshester, proposes to sell Shares in excess of fifty percent (50%) of each of their original holdings to a third party who is not a Stockholder (taking into account all prior sales by the party of his or its original holdings) and (ii) the Corporation and the Remaining Stockholders do not desire to purchase all of such Shares, then each of the others (each, a "Participant") may, but is not

--------------------
/2/ The original holdings of the parties are as follows: Centaur, 600,000 Shares; Engles, 200,000 Shares; and Bookshester, 100,000 Shares. Such Share amounts will be adjusted to take into account any stock splits, reverse stock splits or stock dividends.

required to, exercise a "come along" right to require the proposed purchaser of the Shares offered by the Selling Stockholder(s) to also purchase any or all of the Shares owned by him/it on the same terms and conditions; provided, however, that (i) any Stockholder who exercises a right of first refusal under Section 4 and 5 hereof to purchase any of the Shares of the Selling Stockholder may not also exercise the come along rights provided for under this Section 8 in connection with the same transaction and (ii) the maximum number of shares which a Participant may sell to the purchaser shall be equal to the portion of the Selling Stockholder's holdings in excess of fifty percent (50%) of his/its original holdings which are being sold to the third-party purchaser in the transaction (taking into account all prior sales by the Selling Stockholder)./3/ A

--------------------------------------------------------------------------------
/3/ The following is based on Centaur, Engles and Bookshester having original holdings of 600,000, 200,000 and 100,000 Shares, respectively. Assume, for the purpose of this example, that Centaur, Engles and Bookshester increase their holdings to 700,000, 250,000 and 150,000 Shares, respectively. The following will illustrate how the come along rights would take effect:

  A. If Centaur desires to sell 400,000 Shares to a third party, and neither the Corporation nor any of the Remaining Stockholders exercise rights of first refusal, then Engles and Bookshester may each require the purchaser to purchase 100,000 of their Shares.

  B. If Centaur desires to sell 600,000 Shares to a third party and Engles exercises a right of first refusal to purchase 100,000 of such Shares, Engles may not exercise come along rights, and Bookshester may require the purchaser of Centaur's shares to purchase up to 150,000 of his Shares.

  C. If Engles and Bookshester together sell all of their Shares to a third party and neither the Corporation nor any other Stockholder exercises a right of first refusal, Centaur may require the purchaser to also purchase up to 150,000 of its Shares (100,000 Shares based on Engles' sale and 50,000 Shares based on Bookshester's sale).

  D. If Centaur sells 200,000 of its Shares in a single initial transaction, Engles and Bookshester will not have a come along right. However, if Centaur subsequently sells another 200,000 Shares, and neither the Corporation nor the remaining Stockholders exercise rights of first refusal, then Engles and Bookshester may each require the Purchaser to purchase 100,000 of their Shares (Based on the first fifty percent of Centaur's Shares (300,000 Shares) being exempt from come along rights).

  E. If Centaur desires to sell all 700,000 of its shares and neither the Corporation nor any of the Remaining Stockholder exercise rights of first refusal, then Engles and Bookshester may each sell all of their holdings (based upon Centaur's sale of fifty percent of its original holdings (300,000 shares).

Participant may exercise this right by delivery of written notice of its exercise of the right to the Selling Stockholder(s), the other Participants and the Corporation no later than forty-five (45) days after his/its receipt of the Notice of Bona Fide Offer. The Selling Stockholder(s) may not proceed with his/its proposed sale unless the purchaser is willing to also purchase the Shares of Stockholders who exercise their come along right. All share amounts set forth in this Section 8 shall be adjusted to take into account stock splits, reverse stock splits and the issuance of stock dividends.


     9.   Governance of the Corporation.
          -----------------------------

          (a) Directors.  The Board of Directors of the Corporation upon the
              ---------
execution of this Agreement shall be composed of three members, being Brian D. Frenzel, as the designee of Centaur, Engles and Bookshester. Centaur, Engles and Bookshester agree that so long as they are Stockholders, they will vote all of their Shares, in person or by proxy, for the election of a designee of each of Centaur, Engles and Bookshester to the Board of Directors; provided, however, that (i) upon the termination of Engles' Employment Agreement with the Corporation, Centaur and Bookshester will no longer be required to vote for Engles' designee and (ii) upon the termination of Bookshester's Consulting Agreement with the Corporation, Centaur and Engles will no longer be required to vote for Bookshester's designee.

          (b) Required Vote.  Each Stockholder will vote their shares in favor
              -------------
of the adoption of Restated and Amended By-Laws containing the following provisions. All actions of the Board of Directors shall require the affirmative vote of a majority of directors, except that (i) the unanimous vote of the disinterested Directors will be necessary to approve, modify or terminate any contract between the Corporation and an officer, director, stockholder, or Affiliate of the Corporation, or any Affiliate of any officer, director or stockholder of the Corporation and (ii) the following actions shall require the affirmative approval of at least seventy five percent (75%) of the Board:

               (a) Changing the size of the Board of Directors;

               (b) Appointing new Directors;

               (c) Approving the sale of the Corporation or the sale of
                   substantially all of its assets;

               (d) Approving an Amendment of the Corporation's Certificate of
                   Incorporation or Bylaws;

               (e) Approving the annual business plan and budget of the
                   Corporation;

               (f) Establishing or acquiring any subsidiary or ownership
                   interest in any entity;

               (g) Changing the legal structure, principal office or the name of the Corporation;

               (h) Declaring bankruptcy or dissolving or liquidating the
                   Corporation;

               (i) Guaranteeing the obligations of any other person or entity;

               (j) Approving the selection of auditors of the Corporation;

               (k) Granting licenses of and entering into other transactions involving the Company's technology;

               (l)  Declaring dividends; and

               (m) The creation of any committee of the Board of Directors.

     In addition to the foregoing, the Stockholders agree to vote in favor of authorizing an increase in the Corporation's authorized capitalization if necessary for the Corporation to meet any contractual obligation.

          (c) Duration of Voting Agreement.  Notwithstanding anything to the
              ----------------------------
contrary set forth herein, all provision of this Agreement setting forth agreements regarding the voting of Shares shall expire ten years from the date hereof, unless renewed in accordance with the laws of the State of California.

     10.  Legend.   Restrictive legends in the following form shall be endorsed
          ------
on all share certificates issued or to be reissued by the Corporation:

          "The sale, assignment, transfer, pledge, encumbrance or other disposition of the shares evidenced by this certificate is subject to a Stockholders' Agreement dated as of January 15, 1998 (a copy of which is on file at the office of the Corporation) and any sale, assignment, transfer, pledge, encumbrance or other disposition of these shares in breach of the Stockholders' Agreement shall be void and of no effect."

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any State securities laws and may not be transferred unless they are so registered or an exemption to registration is available."

     11.  Investment Only.  Each of the Stockholders acknowledges and agrees and
          ---------------
any person or entity who may acquire any of the Shares under the terms hereof acknowledges and agrees that he or she acquired the Shares for investment and without a view to a public distribution thereof, that any transfer or sale of the Corporation's stock shall be subject to the Securities Act of 1933, as amended, and that the Corporation may require, as a condition of such sale or transfer, an opinion of counsel, in form and content satisfactory to counsel to the Corporation, that such sale or transfer is not in violation of the Securities Act of 1933, as amended, the Rules and Regulations promulgated thereunder or any State's securities laws.

     12.  Other Securities Covered.  The parties understand that the Corporation
          ------------------------
may issue other securities of many kinds (including, perhaps, by way of example and not limitation, additional common stock) to the Stockholders. The Stockholders agree that each and every one of those securities will be subject to this Agreement and shall bear the appropriate legend referred to above in this Agreement.

     13.  Equitable Relief.  The parties acknowledge that in the event of a
          ----------------
breach of this Agreement, damages may be difficult or impossible to ascertain and the non-breaching parties could be irreparably damaged. Accordingly, in addition to any other remedy to which a party may be entitled at law, the non-breaching party or parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted in any Court having jurisdiction. In the event the non-breaching party or parties seek to enforce its or their rights, the other party agrees not to interpose as a defense that the non-breaching party or parties have an adequate remedy at law.

     14.  Notices.  Any notice required or permitted hereunder shall be in
          -------
writing, sent by registered or certified mail, postage prepaid, or recognized overnight courier for which a receipt is given, as follows:

          (i) if to any Stockholder, to the address indicated on Exhibit A hereto, or to such other address as the Stockholder shall designate by written notice to the other parties to this Agreement; and

          (ii)  if to the Corporation, to:
                  Cutanix Corporation
                  484 Oakmead Parkway
                  Sunnyvale, California 94086
                  Attention:  President

          A copy of any notice sent hereunder shall also be sent to:

                  Ira S. Nordlicht, Esq.
                  Nordlicht & Hand
                  645 Fifth Avenue
                  New York, New York 10022

          Any party may change the address to which notice to him or her is to be given by notice as herein provided.

     15.  Entire Understanding.  This Agreement (together with the Stock
          --------------------
Purchase Agreements, the Employment Agreement and the Consulting Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement cannot be modified or terminated except by an agreement in writing signed by the Corporation, Centaur, Engles and Bookshester.

     16.  Non-Transferable and Non-Assignable.  Except as otherwise provided
          -----------------------------------
herein, neither this Agreement nor any of the rights of the parties hereunder may be assigned, transferred or pledged by any Stockholder or the Corporation (except to a successor corporation) without the prior written consent of all the parties hereto and any attempt to do so will be void.

     17.  Severability.  Should any part of this Agreement be held unenforceable
          ------------
or in conflict with the applicable laws or regulations of any applicable jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of the invalid or unenforceable part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereof.

     18.  Captions.   The captions and article headings employed in this
          --------
Agreement are intended solely for the convenience of the parties and shall in no way affect or influence the meaning or interpretation of any of the provisions hereof.

     19.  Dispute Resolution.
          ------------------

          (a) Good Faith Negotiations.  In the event that any controversy or
              -----------------------
claim shall arise under, out of, in connection with, or relating to this Agreement or the breach thereof, other than disputes regarding the valuation of the Shares, which are subject to Section 5, above, the party initiating such controversy or making such claim shall provide to the other party a written notice containing a brief and concise statement of the initiating party's claims, together with relevant facts supporting them. During a period of sixty
(60) days, or such longer period as may be mutually agreed upon in writing by the parties, following the date of said notice, the parties shall make good faith efforts to settle the dispute. Such efforts will include, but shall not be limited to, full presentation of both parties' claims and responses, with or without the assistance of counsel.

          (b)  Arbitration.  In the event that the parties have been unable to
               -----------
reach accord using the procedures set forth in Section 19(a) and only if such is the case, either party may initiate arbitration proceedings, subject to a party's right to seek injunctive relief as provided for in Section 13 hereof. Failure to comply with the provisions of Section 19(a) with respect to any controversy or claim shall constitute an absolute bar to the institution of any arbitration proceedings with respect to such controversy or claim.

          (c)  Rules of the Arbitration.  Subject to the provisions of Sections
               ------------------------
19(a) and 19(b), any controversy or claim which may arise under, out of, in connection with, or relating to this Agreement or the breach thereof shall be settled by final and binding arbitration in Santa

Clara County, California, in accordance with the then existing rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereto agree that the service of any notice in the course of such arbitration at the respective addresses provided for in Section 14 hereof shall be valid and binding.

          (d)  Arbitrators.  In any arbitration proceeding hereunder, unless the
               -----------
parties agree in writing otherwise, the parties shall designate one arbitrator. If the parties are unable to agree on a single arbitrator, there shall be three
(3) arbitrators to be selected in accordance with the then existing rules of appointment of the American Arbitration Association (the "AAA"), with each party designating one arbitrator and the two so designated jointly appointing a third arbitrator. If there are more than two parties involved in the dispute and they cannot agree upon a single arbitrator, then the arbitration will be held before a panel of three arbitrators selected by the AAA. The arbitrators will render a decision within six months of the date when the third arbitrator is appointed, except in the extraordinary situation where rendering such decision within six months would deprive any party of procedural due process. The decision of a majority of the arbitrators shall be final and binding on the parties, each arbitrator having one (1) vote.

          (e)  Finality of Arbitration.  The intent of the parties is that,
               -----------------------
except for the entering of an arbitration order in a court of competent jurisdiction, disputes will be resolved finally in arbitration as provided above, without appeal, and without recourse to litigation in the courts.

     20.  Termination.  This Agreement shall automatically terminate and be of
          -----------
no further force and effect upon the consummation of an initial public offering of the Corporation's securities.

     21.  New Stockholders.  Any person or entity who is issued securities by
          ----------------
the Corporation shall become party to this Agreement by executing an agreement with the Corporation pursuant to which such new securities holder agrees to abide by the terms of this Agreement and to be treated as a Stockholder for all reasons hereunder (other than the right to designate a Director). The Shares of any new Stockholder will be subject to such vesting and forfeiture provisions as the Board may determine.

     22.  Governing Law.  This Agreement shall be governed by the law of the
          -------------
State of California governing contracts made in and to be performed solely in such State.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                         CUTANIX CORPORATION



                         By: /s/ Charles R. Engles
                             -----------------------------------------
                         Name: Charles R. Engles
                         Title:  President and Chief Executive Officer


                         CENTAUR PHARMACEUTICALS, INC.


                         By: /s/ Brian D. Frenzel
                             -----------------------------------------
                         Name: Brian D. Frenzel
                         Title:  President and Chief Executive Officer


                         /s/ Charles R. Engles
                         ---------------------------------------------
                         Charles R. Engles


                         /s/ Dennis S. Bookshester
                         ---------------------------------------------
                         Dennis S. Bookshester

                               [NOTARY OMITTED]

                               [NOTARY OMITTED]

                                   EXHIBIT A

                                  STOCKHOLDERS

===============================================================================
                 NAME                                     ADDRESS
-------------------------------------------------------------------------------

     Centaur Pharmaceuticals, Inc.                 484 Oakmead Parkway
                                                   Sunnyvale, CA  94086
-------------------------------------------------------------------------------
     Charles R. Engles                             5 Wintercreek
                                                   Portola Valley, CA  94028
-------------------------------------------------------------------------------
     Dennis S. Bookshester                         1325 North Astor Street
                                                   Chicago, IL  60610
-------------------------------------------------------------------------------

                                   EXHIBIT B

                               IRREVOCABLE PROXY

     The undersigned hereby irrevocably appoints Brian D. Frenzel, as the designee of the Board of Directors of Cutanix Corporation ("Cutanix"), or any successor designee appointed by the Board of Directors, as the undersigned's proxy to vote on all matters which come before the stockholders of Cutanix, 200,000 shares of common stock of Cutanix, constituting the undersigned's original holdings in Cutanix, or such greater or lesser number of securities as such securities may be converted into; provided, however, that this Irrevocable Proxy shall not take effect unless the undersigned fails to complete four full years of service to the Corporation under the Employment Agreement between Cutanix and the undersigned dated as of November 1, 1997. Furthermore, if the undersigned does complete four full years of service to Cutanix under such Employment Agreement, this Irrevocable Proxy shall become null and void. This Irrevocable Proxy is delivered pursuant to that certain Stockholders' Agreement among Cutanix and certain stockholders of Cutanix dated as of January 15, 1998 and will expire upon the termination of such Stockholders' Agreement or upon Change in Control of Cutanix (as defined in the Stockholders' Agreement) .

Dated:  January  19,  1998          /s/ Charles R. Engles
                                    ----------------------------
                                    Charles R. Engles

                               [NOTARY OMITTED]

                               IRREVOCABLE PROXY

     The undersigned hereby irrevocably appoints Brian D. Frenzel, as the designee of the Board of Directors of Cutanix Corporation ("Cutanix"), or any successor designee appointed by the Board of Directors, as the undersigned's proxy to vote on all matters which come before the stockholders of Cutanix, 100,000 shares of common stock of Cutanix, constituting the undersigned's original holdings in Cutanix or such greater or lesser number of securities as such securities may be converted into; provided, however, that this Irrevocable Proxy shall not take effect unless the undersigned fails to complete four full years of service to the Corporation under the Consulting Agreement between Cutanix and the undersigned dated as of January 15, 1998. Furthermore, if the undersigned does complete four full years of service to Cutanix under such Consulting Agreement, this Irrevocable Proxy shall become null and void. This Irrevocable Proxy is delivered pursuant to that certain Stockholders' Agreement among Cutanix and certain stockholders of Cutanix dated as of January 15, 1998 and will expire upon the termination of such Stockholders' Agreement or upon Change in Control of Cutanix (as defined in the Stockholders' Agreement).


Dated:  January  20,  1998          /s/ Dennis S. Bookshester
                                    -------------------------------
                                    Dennis S. Bookshester

                               [NOTARY OMITTED]

                                   EXHIBIT C

                            FORM OF PROMISSORY NOTE



$[Estimated Balance Due]
(subject to adjustment)
                                              [Location]
                          [Date]


       FOR VALUE RECEIVED, the undersigned (the "Maker" or "___") hereby promises to pay, in two equal amounts on each of the two anniversaries of the above date to the order of [Name of Selling Stockholder] ("Name" or "you"), [Address of Payee], the principal sum of [Amount] ($Amount), to be adjusted according to the terms of the Stockholders Agreement dated as of January 15, l998 between the Maker and you (the "Stockholders Agreement"), with interest thereon at the rate of [Prime Rate at Time of Closing] (____%) per annum).

  All payments of principal and interest are to be made in lawful money of the United States of America at the address of ____________ (Name) as set forth above, or such other places as you shall designate to [Maker] in writing.

  The principal sum of this Note may be paid by [Maker] at any time or times prior to the date it is due, in whole or in part, without premium or penalty.

  This Note shall bind [Maker] and its successors and assigns and shall be governed by the law of the State of California without reference to its conflict of laws provisions.

                     [Maker]



                     BY: ______________________



Notary: